EXHIBIT 10

                            Amendment No. 2
                        Dated as of August 1, 1995
                                  to
             Second Amendment and Restated Credit Agreement
                        Dated as of June 18, 1993


             This AMENDMENT No. 2 ("Amendment") dated as of August 1, 1995 is entered into by and among VICORP Restaurants, Inc., a Colorado corporation (the "Borrower"), Citibank, N.A. and NationsBank of Texas, N.A., as lenders (the "Lenders"), and Citibank, N.A., as agent for the Lenders (in such capacity, the "Agent").


                                 RECITALS
                                 --------

  A. The Borrower, the Lenders and the Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of June 18, 1993 (as amended, the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein as defined in the Loan Agreement.

  B. The Borrower has requested that the Lenders and the Agent amend, and the Lenders and the Agent have agreed to amend, certain provisions of the Loan Agreement as set forth below.

  NOW, THEREFORE, the Borrower, the Lenders and the Agent agree as follows:

  SECTION 1. Amendment. Subject to the conditions set forth in Section 2 herein, the Borrower, the Lenders and the Agent hereby amend the Loan Agreement as follows:

  (a) The definition of "Adjusted Consolidated EBILTDA" in Section 1.01 is amended by deleting "$15,000,000" in clause (vi)(A) and substituting "$12,000,000" therefor;

  (b) The definition of "Aggregate Commitment" in Section 1.01 is amended by deleting "$75,000,000" in clause (i) and substituting "$55,000,000" therefor; and

  (c) Section 7.03(e) of the Loan Agreement is amended to provide that the Borrower is required to maintain a fixed charge coverage ratio (as set forth in such Section 7.03(e)) greater than or equal to 1.30 to 1 for the fiscal quarter ending on August 6, 1995, and to maintain a fixed charge coverage ratio greater than or equal to 1.75 to 1 as of the last day of each fiscal quarter thereafter.

  SECTION 2. Conditions Precedent to Amendment. This Amendment shall be deemed to be effective as of August 1, 1995 upon the satisfaction of each of the following conditions precedent: (a) the receipt by the Agent of four (4) original copies of this Amendment duly executed and delivered by a duly authorized officer of the Borrower and of each Lender, and (b) the absence of any Default or Event of Default under the Loan Agreement.

  SECTION 3. Representations and Warranties of the Borrower. (a) Upon the effectiveness of this Amendment, the Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effective date of this Amendment.

  (b) The Borrower hereby represents and warrants that this Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and general principles of equity which may limit the availability of equitable remedies.

  SECTION 4. Reference to and Effect on the Loan Agreement. (a) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders and the Agent under the Loan Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

  (b) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import shall mean and be a reference to the Loan Agreement as amended hereby, and each reference to the Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby.

  (c) Except as specifically amended hereby, the Loan Agreement and any other document, instrument or agreement executed in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

  SECTION 5. Governing Law. This Amendment shall be governed by and construed in accordance with the other remaining terms of the Loan Agreement and the internal laws (as opposed to conflict of law provisions) of the State of New York.

  SECTION 6. Section Titles. The section titles contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

  SECTION 7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         VICORP RESTAURANTS, INC.

                                         By:/s/ Charles R. Frederickson
                                            ---------------------------
                                         Name:  Charles R. Frederickson
                                         Title:  Chairman of the Board


                                         By:/s/ Dennis L. Kuper
                                            -------------------
                                         Name:  Dennis L. Kuper
                                         Title:  Executive Vice President-
                                                 Finance


                                         CITIBANK, N.A.

                                         By:/s/ Carolyn Bodmer
                                            ------------------
                                                Carolyn Bodmer
                                                Vice President


                                         NATIONSBANK OF TEXAS, N.A.

                                         By:/s/ Frank M. Johnson
                                            --------------------
                                                Frank M. Johnson
                                                Vice President


                                         CITIBANK, N.A., as Agent

                                         By: /s/ Carolyn Bodmer
                                             ------------------
                                                 Carolyn Bodmer
                                                 Vice President